Exhibit 99.1

Rose Rock Midstream Agrees to Acquire Interest in White Cliffs Pipeline From SemGroup Corporation

Acquisition Will Provide Immediate Accretion

Company Release - 01/09/2013 08:40

TULSA, Okla., Jan. 9, 2013 (GLOBE NEWSWIRE) — Rose Rock Midstream, L.P. (NYSE:RRMS) and SemGroup® Corporation (NYSE:SEMG) (SemGroup) announced today that Rose Rock Midstream has agreed to acquire a 33.3 percent interest in SemCrude Pipeline, L.L.C., which owns 51 percent of the White Cliffs Pipeline, from SemGroup for $273.9 million. Following the acquisition, Rose Rock Midstream will effectively own 17 percent of White Cliffs Pipeline.

The White Cliffs Pipeline is a 527-mile common carrier, crude oil pipeline system that originates in Colorado and terminates in Cushing, Oklahoma. It has a current capacity of 70,000 barrels per day and has announced an expansion project for an additional 80,000 barrels per day resulting in total capacity of 150,000 barrels per day. This expansion is expected to be completed in the first half of 2014.

“We are excited to announce our first drop down transaction for Rose Rock Midstream, which will be immediately accretive to the partnership’s common unit holders,” said Norm Szydlowski, president and CEO of Rose Rock Midstream. “This acquisition supports our strategic plan and is complementary to our existing crude-based business. The White Cliffs Pipeline is a very strategic asset and the only pipeline that directly transports crude oil from the DJ Basin to Cushing, OK.”

The acquisition, which is expected to close by January 14, 2013, will be immediately accretive to distributable cash flow on a per unit basis and will be funded with approximately:

•	$130.3 million of cash borrowings under Rose Rock Midstream’s revolving credit facility,

•	$59.3 million of equity from the private placement of common units,

•	$44.4 million of equity from the issuance of common units to SemGroup, and

•

$37.0 million of equity from the issuance of Class A units to SemGroup. The Class A units will not receive any distributions, but are convertible into common units on a one-for-one basis once the White Cliffs Pipeline achieves an average monthly volume of 125,000 barrels per day.

SemGroup will maintain its two percent general partner interest in Rose Rock Midstream.

In connection with the transaction, Rose Rock Midstream exercised the accordion on its revolving credit agreement which increased the total borrowing capacity from $150 million to $385 million.

The terms of the acquisition were approved by the Conflicts Committee of the Board of Directors of Rose Rock Midstream’s general partner. The Conflicts Committee engaged Evercore Partners to act as its independent financial advisor and to render a fairness opinion, and Akin Gump Strauss Hauer & Feld, LLP to act as its legal advisor. LCT Capital, LLC and Citi acted as financial advisors to SemGroup on the transaction.

2013 Adjusted EBITDA and Capex Guidance

Rose Rock Midstream expects 2013 Adjusted EBITDA of $56 million to $60 million; capital expenditures of $60 million, including $4 million for maintenance; and a target distribution growth rate of 10 to 15 percent year-over-year.

About Rose Rock Midstream

Rose Rock Midstream, L.P. (NYSE:RRMS) is a growth-oriented Delaware limited partnership formed by SemGroup® Corporation (NYSE:SEMG) to own, operate, develop and acquire a diversified portfolio of midstream energy assets. Rose Rock Midstream provides crude oil gathering, transportation, storage and marketing services. Headquartered in Tulsa, OK, Rose Rock Midstream has operations in six states with the majority of its assets strategically located in or connected to the Cushing, Oklahoma crude oil marketing hub.

The Rose Rock Midstream logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=14817

About SemGroup

Based in Tulsa, OK, SemGroup® Corporation (NYSE:SEMG) is a publicly traded midstream service company providing the energy industry the means to move products from the wellhead to the wholesale marketplace. SemGroup provides diversified services for end-users and consumers of crude oil, natural gas, natural gas liquids, refined products and asphalt. Services include purchasing, selling, processing, transporting, terminalling and storing energy.

Non-GAAP Financial Measures

This Press Release and the accompanying schedules include the non-GAAP financial measure of Adjusted EBITDA, which may be used periodically by management when discussing our financial results with investors and analysts. The accompanying schedule of this Press Release provides a reconciliation of this non-GAAP financial measure to its most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States of America (GAAP). Adjusted EBITDA is presented as management believes it provides additional information and metric relative to the performance of our business.

Net income is the GAAP measure most directly comparable to Adjusted EBITDA. Our non-GAAP financial measure should not be considered as an alternative to the most directly comparable GAAP financial measure. This non-GAAP financial measure has important limitations as an analytical tool because it excludes some, but not all, items that affect the most directly comparable GAAP financial measure. You should not consider Adjusted EBITDA in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA may be defined differently by other companies in our industry, our definitions of this non-GAAP financial measure may not be comparable to a similarly titled measure of other companies, thereby diminishing its utility.

Management compensates for the limitation of Adjusted EBITDA as an analytical tool by reviewing the comparable GAAP measure, understanding the differences between Adjusted EBITDA, on the one hand, and net income (loss), on the other hand, and incorporating this knowledge into its decision-making processes. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating our operating results.

Forward-Looking Statements

Certain matters contained in this Press Release include “forward-looking statements.” All statements, other than statements of historical fact, included in this Press Release including the timing of the closing of the acquisition, accretion expectations as a result of the acquisition, the prospects of our industry, our anticipated financial performance, including distributable cash flow, management’s plans and objectives for future operations, business prospects, market conditions and other matters, may constitute forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, delays in the closing of the acquisition, the failure to satisfy conditions to closing of the acquisition of the private placement, insufficient cash from operations following the establishment of cash reserves and payment of fees and expenses to pay the minimum quarterly distribution; any sustained reduction in demand for crude oil in markets served by our midstream assets; our ability to obtain new sources of supply of crude oil; competition from other midstream energy companies; our ability to comply with the covenants contained in and maintain certain financial ratios required by our credit facility; our ability to access credit markets; our ability to renew or replace expiring storage contracts; the loss of or a material nonpayment or nonperformance by any of our key customers; the overall forward market for crude oil; the possibility that our hedging activities may result in losses or may have a negative impact on our financial results; hazards or operating risks incidental to the gathering, transporting or storing of crude oil; our failure to comply with new or existing environmental laws or regulations; the possibility that the construction of the expansion of the White Cliffs Pipeline, as well as the construction or acquisition of new assets may not result in the corresponding anticipated revenue increases; as well as other risk factors discussed from time to time in each of our documents and reports filed with the SEC.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this Press Release, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.

2013 Adjusted EBITDA Guidance

(in millions, unaudited)

	Guidance
	Low	High
Net income	$26.5	$32.0
Add: Interest expense	12.3	11.3
Add: Depreciation and amortization	13.5	13.0

EBITDA	$52.3	$56.3
Selected items impacting comparability	3.7	3.7

Adjusted EBITDA	$56.0	$60.0

Selected Items Impacting Comparability
Remove equity earnings	(14.6)
Include cash distributions	17.8
Restricted stock expense	0.5

Selected items impacting comparability	$3.7

CONTACT:

Investor Relations:

Alisa Perkins, 918-524-8081

ir@rrmidstream.com

Media:

Liz Barclay, 918-524-8158

lbarclay@rrmidstream.com

Source: Rose Rock Midstream